UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 30, 2005

VIEWPOINT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27168	95-4102687
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

498 Seventh Avenue, Suite 1810, New York, NY (Address of principal executive offices)		10018 (Zip Code)

Registrant’s telephone number, including area code: (212) 201-0800

______________________________N/A______________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Arrangement.

On June 30, 2005, Viewpoint Corporation (the “Company”) entered into a consulting agreement with Brian J. O’Donoghue.  The consulting agreement provides for a one year term, subject to earlier termination by the Company upon 30 days notice and provides that Mr. O’Donoghue will be paid an hourly fee for business and legal services provided to the Company as requested from time to time in writing by the CEO plus additional miscellaneous fees and expenses.

Item 1.02	Termination of a Material Definitive Arrangement.

The Company notes that June 30, 2005 was the effective date of Mr. O’Donoghue’s resignation as Senior Vice President of Corporate Development of the Company and that effective on that date (and not on June 15, 2005 as previously reported on the Form 8-K filed on June 10, 2005) the employment agreement and termination protection agreement between Mr. O’Donoghue and the Company were terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT CORPORATION

/s/ Jerry S. Amato
Jerry S. Amato
President and Chief Executive Officer

Dated: July 7, 2005